Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

Third Coast Bancshares, Inc. Reports

2025 Fourth Quarter and Full Year Financial Results

Record Annual Net Income of $66.3 million

Record Annual Diluted Earnings Per Share of $3.79

Year Over Year Book Value grew 16.8% and Tangible Book Value(1) grew 17.7%

HOUSTON – January 21, 2026 – Third Coast Bancshares, Inc. (NYSE & NYSE Texas: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank (the “Bank”), today reported its 2025 fourth quarter and full year financial results.

2025 Fourth Quarter Financial Highlights

•
Return on average assets of 1.36% annualized for the fourth quarter of 2025 compared to 1.41% annualized for the third quarter of 2025 and 1.13% annualized for the fourth quarter of 2024.
•
Net interest margin remained consistent at 4.10% for the fourth quarter of 2025 and the third quarter of 2025, compared to 3.71% for the fourth quarter of 2024.
•
Net income for the fourth quarter of 2025 totaled $17.9 million, or $1.21 and $1.02 per basic and diluted share, respectively, compared to $18.1 million, or $1.22 and $1.03 per basic and diluted share, respectively, for the third quarter of 2025 and $13.7 million, or $0.92 and $0.79 per basic and diluted share, respectively, for the fourth quarter of 2024.
•
Efficiency ratio of 57.90% for the fourth quarter of 2025 compared to 53.03% for the third quarter of 2025 and 58.80% for the fourth quarter of 2024.
•
Gross loans grew to $4.39 billion as of December 31, 2025, from $4.17 billion reported as of September 30, 2025.
•
Book value per share and tangible book value per share(1) increased to $33.47 and $32.12, respectively, as of December 31, 2025, compared to $32.25 and $30.91, respectively, as of September 30, 2025 and $28.65 and $27.29, respectively, as of December 31, 2024.

2025 Full Year Financial and Operational Highlights

•
Net income totaled $66.3 million, or $4.45 and $3.79 per basic and diluted share, respectively, for the year ended December 31, 2025, compared to $47.7 million, or $3.14 and $2.78 per basic and diluted share, respectively, for the year ended December 31, 2024.

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this news release for a reconciliation of these non-GAAP financial measures.

•
Total assets increased $398.3 million to $5.34 billion as of December 31, 2025, or 8.1% over the $4.94 billion reported as of December 31, 2024.
•
Gross loans grew $428.3 million to $4.39 billion as of December 31, 2025, 10.8% more than the $3.97 billion reported as of December 31, 2024.
•
Deposits increased $316.4 million to $4.63 billion as of December 31, 2025, or 7.3% over the $4.31 billion reported as of December 31, 2024.
•
Transfer of listing of common stock to the New York Stock Exchange and NYSE Texas.

“We are very pleased with our fourth-quarter and full-year 2025 performance, which delivered exceptional loan growth, materially higher fee income than previously guided, and a stable net interest margin that outperformed expectations,” said Bart Caraway, Founder, Chairman, President & Chief Executive Officer of Third Coast. “These strong results reflect record net income of $66.3 million and record annual diluted earnings per share of $3.79. It demonstrates our consistent execution and the transformation of our company into a high-performing institution that is doing exactly what we said we would do.”

Operating Results

Net Income and Earnings Per Share

Net income totaled $17.9 million for the fourth quarter of 2025, compared to $18.1 million for the third quarter of 2025 and $13.7 million for the fourth quarter of 2024. Net income available to common shareholders totaled $16.7 million for the fourth quarter of 2025, compared to $16.9 million for the third quarter of 2025 and $12.5 million for the fourth quarter of 2024. The quarter-over-quarter decrease from the third quarter of 2025 was primarily due to merger-related expenses attributing to an increase in legal and professional expenses, and an increase in salaries and employee benefits related to sign on bonuses and severance expenses, partially offset by an increase in net interest income and an increase in non-margin loan fees. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024.

Basic and diluted earnings per share were $1.21 per share and $1.02 per share, respectively, in the fourth quarter of 2025, compared to $1.22 per share and $1.03 per share, respectively, in the third quarter of 2025 and $0.92 per share and $0.79 per share, respectively, in the fourth quarter of 2024.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2025 remained consistent with the third quarter of 2025 at 4.10%, compared to 3.71% for the fourth quarter of 2024. The yield on loans for the fourth quarter of 2025 was 7.52%, compared to 7.79% for the third quarter of 2025 and 7.68% for the fourth quarter of 2024. The cost of interest-bearing deposits for the fourth quarter of 2025 was 3.73%, compared to 3.98% for the third quarter of 2025 and 4.33% for the fourth quarter of 2024.

Net interest income totaled $52.2 million for the fourth quarter of 2025, an increase of 2.7% from $50.8 million for the third quarter of 2025 and an increase of 20.2% from $43.4 million for the fourth quarter of 2024. Interest income totaled $92.1 million for the fourth quarter of 2025, a decrease of 0.4% from $92.5 million for the third quarter of 2025 and an increase of 7.7% from $85.5 million for the fourth quarter of 2024. The quarter-over-quarter increase in net interest income primarily resulted from a decrease in interest expense. Interest expense was $39.9 million for the fourth quarter of 2025, a decrease of $1.8 million, or 4.2%, from $41.7 million for the third quarter of 2025 and a decrease of $2.2 million, or 5.2%, from $42.1 million for the fourth quarter of 2024, primarily resulting from an reduction in rates paid on interest-bearing demand deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $4.3 million for the fourth quarter of 2025, compared to $3.6 million for the third quarter of 2025 and $2.9 million for the fourth quarter of 2024. The increase in noninterest income was primarily due to an increase in non-margin loan fees during the fourth quarter of 2025.

Noninterest expense increased to $32.7 million for the fourth quarter of 2025, compared to $28.9 million for the third quarter of 2025 and $27.2 million for the fourth quarter of 2024. The quarter-over-quarter increase in noninterest expense was primarily due to merger-related expenses. During the fourth quarter of 2025, the Company recorded merger-related expenses of $1.0 million in legal and professional expenses. Additionally, the Company recorded $1.5 million in salaries and employee benefits attributable to sign on bonuses and severance expenses during the fourth quarter of 2025. At December 31, 2025, the number of employees was 412, compared to 398 at September 30, 2025.

The efficiency ratio was 57.90% for the fourth quarter of 2025, compared to 53.03% for the third quarter of 2025 and 58.80% for the fourth quarter of 2024.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended December 31, 2025, gross loans increased to $4.39 billion, an increase of $229.6 million, or 5.5%, from $4.17 billion as of September 30, 2025, and an increase of $428.3 million, or 10.8%, from $3.97 billion as of December 31, 2024. Commercial and industrial loans, real estate loans and municipal and other loans accounted for the majority of the loan growth for the fourth quarter of 2025, with commercial and industrial loans increasing $134.6 million, real estate loans increasing $44.8 million and municipal loans increasing $50.0 million from the third quarter of 2025.

Asset Quality

Nonperforming loans at December 31, 2025 were $21.5 million, compared to $21.7 million at September 30, 2025 and $27.9 million at December 31, 2024. As of December 31, 2025, the nonperforming loans to total loans ratio was 0.49%, compared to 0.52% as of September 30, 2025 and 0.70% as of December 31, 2024.

The provision for credit loss recorded for the fourth quarter of 2025 was $2.2 million, and the allowance for credit losses of $43.9 million represented 1.00% of the $4.39 billion in gross loans outstanding as of December 31, 2025. The provision for credit loss recorded for the third quarter of 2025 was $2.8 million, and the allowance for credit losses of $42.6 million represented 1.02% of the $4.17 billion in gross loans outstanding as of September 30, 2025.

The Company recorded net charge-offs of $844,000 and $879,000 for the three months ended December 31, 2025 and December 31, 2024, respectively. On a full year basis, net charge-offs were $3.6 million and $3.4 million in 2025 and 2024, respectively.

Deposits and Composition

Deposits totaled $4.63 billion as of December 31, 2025, an increase of 5.8% from $4.37 billion as of September 30, 2025, and an increase of 7.3% from $4.31 billion as of December 31, 2024. Noninterest-bearing demand deposits increased from $450.0 million as of September 30, 2025, to $495.0 million as of December 31, 2025 and represented 10.7% and 10.3% of total deposits as of December 31, 2025 and September 30, 2025, respectively. As of December 31, 2025, interest-bearing demand deposits increased $235.5 million, or 7.5%, partially offset by a decrease in time deposits of $25.7 million, or 3.3%, and a decrease in savings accounts of $573,000, or 2.6%, respectively, from September 30, 2025.

The average cost of deposits was 3.33% for the fourth quarter of 2025, representing a 23-basis point decrease from the third quarter of 2025 and a 50-basis point decrease from the fourth quarter of 2024. The decreases were primarily due to the reduction in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2025 fourth quarter and fiscal year results, which will be broadcast live over the Internet, on Thursday, January 22, 2026, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through January 29, 2026, and may be accessed by dialing 201-612-7415 and using passcode 13752290#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 19 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; economic conditions affecting the real estate market; prepayment risks associated with commercial real estate loans; liquidity risks in the securitization market; operational risks related to the administration of securitized assets; changes in key management personnel; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement providing for the acquisition of Keystone Bancshares, Inc. (“Keystone”) by Third Coast; the outcome of any legal proceedings that may be instituted against Third Coast or Keystone; the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Third Coast and Keystone operate; disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Third Coast’s or Keystone’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the transaction; the dilution caused by Third Coast’s issuance of additional shares of its common stock in connection with the transaction; a material adverse change in the financial condition of Third Coast or Keystone; the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and other factors that may affect future results of Third Coast and Keystone including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2025				2024
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$175,202	$116,383	$113,141	$218,990	$371,157
Federal funds sold	6,027	6,629	5,815	110,379	50,045
Total cash and cash equivalents	181,229	123,012	118,956	329,369	421,202

Interest bearing time deposits in other banks	267	265	262	359	356
Investment securities available-for-sale	383,192	376,719	355,753	397,442	384,025
Investment securities held to maturity	192,008	206,037	206,065	-	-
Loans held for investment	4,394,751	4,165,116	4,079,736	3,988,039	3,966,425
Less: allowance for credit losses	(43,949)	(42,563)	(40,035)	(40,456)	(40,304)
Loans held for investment, net	4,350,802	4,122,553	4,039,701	3,947,583	3,926,121
Accrued interest receivable	29,236	29,537	27,736	26,752	25,820
Premises and equipment, net	24,789	24,718	24,908	25,669	26,230
Other real estate owned	8,388	8,388	8,580	8,752	862
Bank-owned life insurance	76,357	75,547	74,761	74,018	68,341
Non-marketable securities, at cost	16,424	26,157	18,761	15,994	15,980
Deferred tax asset, net	4,440	6,989	8,646	9,176	11,445
Derivative assets	2,544	2,803	3,059	3,052	6,479
Right-of-use assets - operating leases	17,066	17,677	18,769	19,370	19,863
Goodwill and other intangible assets	18,680	18,720	18,761	18,801	18,841
Other assets	35,337	22,686	19,053	20,652	16,881
Total assets	$5,340,759	$5,061,808	$4,943,771	$4,896,989	$4,942,446

LIABILITIES
Deposits:
Noninterest bearing	$495,000	$450,013	$440,964	$448,542	$602,082
Interest bearing	4,131,888	3,922,728	3,839,905	3,800,001	3,708,416
Total deposits	4,626,888	4,372,741	4,280,869	4,248,543	4,310,498

Accrued interest payable	5,957	7,153	6,691	7,044	6,281
Derivative liabilities	3,142	3,521	3,779	3,527	8,660
Lease liability - operating leases	18,130	18,735	19,835	20,425	20,900
Other liabilities	36,775	32,040	24,745	25,979	23,754
Line of credit - Senior Debt	37,875	32,875	30,875	30,875	30,875
Note payable - Subordinated Debentures, net	80,965	80,913	80,862	80,810	80,759
Total liabilities	4,809,732	4,547,978	4,447,656	4,417,203	4,481,727

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,970	13,958	13,930	13,904	13,848
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	323,929	323,491	322,972	322,456	321,696
Retained earnings	183,238	166,537	149,677	134,115	121,697
Accumulated other comprehensive income	10,920	10,874	10,566	10,341	4,508
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	531,027	513,830	496,115	479,786	460,719
Total liabilities and shareholders' equity	$5,340,759	$5,061,808	$4,943,771	$4,896,989	$4,942,446

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Years Ended
	2025				2024	2025	2024
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

INTEREST INCOME:
Loans, including fees	$81,368	$82,054	$79,706	$73,087	$76,017	$316,215	$295,259
Investment securities available-for-sale	6,464	6,289	5,505	5,693	4,939	23,951	17,055
Investment securities held-to-maturity	2,681	2,882	1,607	-	-	7,170	-
Federal funds sold and other	1,586	1,278	1,844	1,986	4,580	6,694	16,042
Total interest income	92,099	92,503	88,662	80,766	85,536	354,030	328,356

INTEREST EXPENSE:
Deposit accounts	37,530	39,030	37,535	36,226	40,233	150,321	159,748
FHLB advances and other borrowings	2,372	2,624	1,753	1,743	1,865	8,492	7,850
Total interest expense	39,902	41,654	39,288	37,969	42,098	158,813	167,598

Net interest income	52,197	50,849	49,374	42,797	43,438	195,217	160,758

Provision for credit losses	2,245	2,763	2,130	450	1,156	7,588	5,701

Net interest income after credit loss expense	49,952	48,086	47,244	42,347	42,282	187,629	155,057

NONINTEREST INCOME:
Service charges and fees	3,518	2,839	2,125	2,277	1,772	10,759	6,935
Earnings on bank-owned life insurance	811	786	743	677	662	3,017	2,480
(Loss) gain on sale of investment securities available-for-sale	(272)	-	(110)	(228)	196	(610)	(4)
Gain on sale of SBA loans	-	-	44	30	-	74	30
Other	204	10	(152)	351	243	413	1,180
Total noninterest income	4,261	3,635	2,650	3,107	2,873	13,653	10,621

NONINTEREST EXPENSE:
Salaries and employee benefits	21,109	19,560	18,179	18,341	17,018	77,189	65,116
Occupancy and equipment expense	2,845	2,861	2,783	2,834	2,856	11,323	11,093
Legal and professional	2,850	1,254	1,927	1,431	1,587	7,462	5,630
Data processing and network expense	1,087	1,203	1,162	1,120	1,182	4,572	5,254
Regulatory assessments	1,172	1,152	1,203	1,306	1,196	4,833	4,430
Advertising and marketing	733	499	503	409	526	2,144	1,707
Software purchases and maintenance	1,067	1,094	1,149	1,259	1,202	4,569	4,884
Loan operations and other real estate owned expense	397	29	439	269	189	1,134	904
Telephone and communications	126	134	115	175	144	550	585
Other	1,305	1,106	1,386	964	1,330	4,761	4,724
Total noninterest expense	32,691	28,892	28,846	28,108	27,230	118,537	104,327

NET INCOME BEFORE INCOME TAX EXPENSE	21,522	22,829	21,048	17,346	17,925	82,745	61,351

Income tax expense	3,624	4,772	4,301	3,757	4,192	16,454	13,680

NET INCOME	17,898	18,057	16,747	13,589	13,733	66,291	47,671

Preferred stock dividends declared	1,197	1,197	1,185	1,171	1,196	4,750	4,749

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$16,701	$16,860	$15,562	$12,418	$12,537	$61,541	$42,922

EARNINGS PER COMMON SHARE:
Basic earnings per share	$1.21	$1.22	$1.12	$0.90	$0.92	$4.45	$3.14
Diluted earnings per share	$1.02	$1.03	$0.96	$0.78	$0.79	$3.79	$2.78

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Years Ended
	2025				2024	2025	2024
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Earnings per share, basic	$1.21	$1.22	$1.12	$0.90	$0.92	$4.45	$3.14
Earnings per share, diluted	$1.02	$1.03	$0.96	$0.78	$0.79	$3.79	$2.78
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.25	$17.25	$17.06	$16.88	$17.25	$68.44	$68.44

Return on average assets (A)	1.36%	1.41%	1.38%	1.17%	1.13%	1.33%	1.05%
Return on average common equity (A)	14.42%	15.14%	14.70%	12.41%	12.66%	14.21%	11.48%
Return on average tangible common equity (A) (B)	15.03%	15.81%	15.38%	13.01%	13.29%	14.85%	12.09%
Net interest margin (A) (C)	4.10%	4.10%	4.22%	3.80%	3.71%	4.06%	3.67%
Efficiency ratio (D)	57.90%	53.03%	55.45%	61.23%	58.80%	56.75%	60.88%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.70%	8.84%	8.70%	8.45%	7.98%	8.70%	7.98%
Tangible common equity to tangible assets (B)	8.38%	8.51%	8.35%	8.09%	7.63%	8.38%	7.63%
Estimated Common equity tier 1 (to risk weighted assets)	8.65%	8.85%	8.75%	8.70%	8.41%	8.65%	8.41%
Estimated Tier 1 capital (to risk weighted assets)	9.97%	10.25%	10.20%	10.19%	9.90%	9.97%	9.90%
Estimated Total capital (to risk weighted assets)	12.48%	12.90%	12.87%	12.97%	12.68%	12.48%	12.68%
Estimated Tier 1 capital (to average assets)	9.65%	9.55%	9.65%	9.58%	9.12%	9.65%	9.12%

Third Coast Bank:
Estimated Common equity tier 1 (to risk weighted assets)	12.23%	12.59%	12.56%	12.69%	12.35%	12.23%	12.35%
Estimated Tier 1 capital (to risk weighted assets)	12.23%	12.59%	12.56%	12.69%	12.35%	12.23%	12.35%
Estimated Total capital (to risk weighted assets)	13.14%	13.53%	13.46%	13.63%	13.29%	13.14%	13.29%
Estimated Tier 1 capital (to average assets)	11.84%	11.75%	11.89%	11.93%	11.37%	11.84%	11.37%

Other Data
Weighted average shares:
Basic	13,889,497	13,860,149	13,836,830	13,776,998	13,698,010	13,841,230	13,656,859
Diluted	17,552,204	17,524,288	17,391,128	17,440,826	17,394,884	17,477,207	17,133,845
Period end shares outstanding	13,891,055	13,879,099	13,851,581	13,825,286	13,769,780	13,891,055	13,769,780
Book value per share	$33.47	$32.25	$31.04	$29.92	$28.65	$33.47	$28.65
Tangible book value per share (B)	$32.12	$30.91	$29.69	$28.56	$27.29	$32.12	$27.29

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures at the end of this news release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Loans, gross	$4,294,376	$81,368	7.52%	$4,179,027	$82,054	7.79%	$3,937,405	$76,017	7.68%
Investment securities available-for-sale	399,694	6,464	6.42%	410,073	6,289	6.08%	342,474	4,939	5.74%
Investment securities held-to-maturity	196,309	2,681	5.42%	206,055	2,882	5.55%	—	—	—
Federal funds sold and other interest-earning assets	164,928	1,586	3.82%	123,680	1,278	4.10%	379,836	4,580	4.80%
Total interest-earning assets	5,055,307	92,099	7.23%	4,918,835	92,503	7.46%	4,659,715	85,536	7.30%
Less: allowance for loan losses	(42,984)			(40,427)			(39,855)
Total interest-earning assets, net of allowance	5,012,323			4,878,408			4,619,860
Noninterest-earning assets	209,215			213,210			195,143
Total assets	$5,221,538			$5,091,618			$4,815,003

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,989,201	$37,530	3.73%	$3,892,726	$39,030	3.98%	$3,692,533	$40,233	4.33%
Note payable and line of credit	118,807	1,801	6.01%	113,560	1,754	6.13%	109,294	1,708	6.22%
FHLB advances	56,483	571	4.01%	73,476	870	4.70%	11,900	157	5.25%
Total interest-bearing liabilities	4,164,491	39,902	3.80%	4,079,762	41,654	4.05%	3,813,727	42,098	4.39%
Noninterest-bearing deposits	477,198			453,980			484,738
Other liabilities	54,090			49,842			56,369
Total liabilities	4,695,779			4,583,584			4,354,834
Shareholders’ equity	525,759			508,034			460,169
Total liabilities and shareholders’ equity	$5,221,538			$5,091,618			$4,815,003
Net interest income		$52,197			$50,849			$43,438
Net interest spread (1)			3.43%			3.41%			2.91%
Net interest margin (2)			4.10%			4.10%			3.71%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Years Ended
	December 31, 2025			December 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Loans, gross	$4,119,536	$316,215	7.68%	$3,786,776	$295,259	7.80%
Investment securities available-for-sale	397,618	23,951	6.02%	286,039	17,055	5.96%
Investment securities held-to-maturity	130,689	7,170	5.49%	—	—	—
Federal funds sold and other interest-earning assets	161,198	6,694	4.15%	312,590	16,042	5.13%
Total interest-earning assets	4,809,041	354,030	7.36%	4,385,405	328,356	7.49%
Less: allowance for loan losses	(41,164)			(38,500)
Total interest-earning assets, net of allowance	4,767,877			4,346,905
Noninterest-earning assets	207,824			194,775
Total assets	$4,975,701			$4,541,680

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,826,293	$150,321	3.93%	$3,459,151	$159,748	4.62%
Note payable and line of credit	113,953	6,987	6.13%	116,222	7,617	6.55%
FHLB advances and other	34,113	1,505	4.41%	4,438	233	5.25%
Total interest-bearing liabilities	3,974,359	158,813	4.00%	3,579,811	167,598	4.68%
Noninterest-bearing deposits	446,692			460,537
Other liabilities	55,335			61,148
Total liabilities	4,476,386			4,101,496
Shareholders’ equity	499,315			440,184
Total liabilities and shareholders’ equity	$4,975,701			$4,541,680
Net interest income		$195,217			$160,758
Net interest spread (1)			3.36%			2.81%
Net interest margin (2)			4.06%			3.67%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2025				2024
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$434,715	$408,996	$423,959	$420,902	$448,134
Non-farm non-residential non-owner occupied	710,401	687,924	666,840	633,227	652,119
Residential	333,419	334,583	323,898	335,285	336,736
Construction, development & other	823,353	826,566	784,364	846,166	871,373
Farmland	26,485	25,549	28,013	30,783	30,915
Commercial & industrial	1,906,616	1,772,045	1,724,583	1,605,243	1,497,408
Consumer	1,576	1,291	1,206	1,443	1,859
Municipal and other	158,186	108,162	126,873	114,990	127,881
Total loans	$4,394,751	$4,165,116	$4,079,736	$3,988,039	$3,966,425

Asset Quality:
Nonaccrual loans	$10,120	$10,723	$13,358	$17,066	$26,773
Loans > 90 days and still accruing	11,360	11,016	6,755	1,503	1,173
Total nonperforming loans	21,480	21,739	20,113	18,569	27,946
Other real estate owned	8,388	8,388	8,580	8,752	862
Total nonperforming assets	$29,868	$30,127	$28,693	$27,321	$28,808

QTD Net charge-offs (recoveries)	$844	$(17)	$2,376	$398	$879

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$1,235	$1,237	$2,191	$3,100	$10,433
Non-farm non-residential non-owner occupied	99	111	111	-	-
Residential	387	214	637	2,616	2,226
Construction, development & other	-	6	344	358	400
Commercial & industrial	8,399	9,155	10,075	10,992	13,714
Total nonaccrual loans	$10,120	$10,723	$13,358	$17,066	$26,773

Asset Quality Ratios:
Nonperforming assets to total assets	0.56%	0.60%	0.58%	0.56%	0.58%
Nonperforming loans to total loans	0.49%	0.52%	0.49%	0.47%	0.70%
Allowance for credit losses to total loans	1.00%	1.02%	0.98%	1.01%	1.02%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.08%	(0.00%)	0.24%	0.04%	0.09%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Years Ended
	2025				2024	2025	2024
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Tangible Common Equity:
Total shareholders' equity	$531,027	$513,830	$496,115	$479,786	$460,719	$531,027	$460,719
Less: Preferred stock including additional paid in capital	66,160	66,160	66,160	66,160	66,160	66,160	66,160
Total common equity	464,867	447,670	429,955	413,626	394,559	464,867	394,559
Less: Goodwill and core deposit intangibles, net	18,680	18,720	18,761	18,801	18,841	18,680	18,841
Tangible common equity	$446,187	$428,950	$411,194	$394,825	$375,718	$446,187	$375,718

Common shares outstanding at end of period	13,891,055	13,879,099	13,851,581	13,825,286	13,769,780	13,891,055	13,769,780

Book Value Per Share	$33.47	$32.25	$31.04	$29.92	$28.65	$33.47	$28.65
Tangible Book Value Per Share	$32.12	$30.91	$29.69	$28.56	$27.29	$32.12	$27.29

Tangible Assets:
Total assets	$5,340,759	$5,061,808	$4,943,771	$4,896,989	$4,942,446	$5,340,759	$4,942,446
Adjustments: Goodwill and core deposit intangibles, net	18,680	18,720	18,761	18,801	18,841	18,680	18,841
Tangible assets	$5,322,079	$5,043,088	$4,925,010	$4,878,188	$4,923,605	$5,322,079	$4,923,605

Total Common Equity to Total Assets	8.70%	8.84%	8.70%	8.45%	7.98%	8.70%	7.98%
Tangible Common Equity to Tangible Assets	8.38%	8.51%	8.35%	8.09%	7.63%	8.38%	7.63%

Average Tangible Common Equity:
Average shareholders' equity	$525,759	$508,034	$490,741	$472,041	$460,169	$499,315	$440,184
Less: Average preferred stock including additional paid in capital	66,160	66,160	66,160	66,160	66,121	66,160	66,198
Average common equity	459,599	441,874	424,581	405,881	394,048	433,155	373,986
Less: Average goodwill and core deposit intangibles, net	18,705	18,746	18,784	18,826	18,865	18,765	18,926
Average tangible common equity	$440,894	$423,128	$405,797	$387,055	$375,183	$414,390	$355,060

Net Income	$17,898	$18,057	$16,747	$13,589	$13,733	$66,291	$47,671
Less: Dividends declared on preferred stock	1,197	1,197	1,185	1,171	1,196	4,750	4,749
Net Income Available to Common Shareholders	$16,701	$16,860	$15,562	$12,418	$12,537	$61,541	$42,922

Return on Average Common Equity(A)	14.42%	15.14%	14.70%	12.41%	12.66%	14.21%	11.48%
Return on Average Tangible Common Equity(A)	15.03%	15.81%	15.38%	13.01%	13.29%	14.85%	12.09%

___________

(A) Interim periods annualized.